 As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	93-0589534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff R. Baxter

Chief Executive Officer

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Kevin Friedmann, Esq.
Richardson & Patel, LLP
The Chrysler Building

405 Lexington Avenue, 49th Floor
New York, New York 10017
(212) 561-5559
(917) 591-6898 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock
Preferred Stock
Warrants to purchase Preferred or Common Stock
Units
Total	$75,000,000	$8,715

(1) This registration statement covers an indeterminate number of shares of common stock, shares of preferred stock, warrants, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $75,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of common stock as may be issued upon exercise of warrants, conversion of preferred stock, or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of preferred stock as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder includes an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 17, 2015

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $75,000,000 in any combination of common stock, preferred stock, warrants, and units.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VBIV.” On April 16, 2015, the closing price of our common stock as reported by the NASDAQ Capital Market was $2.66 per share. The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on April 16, 2015 was $24,427,591. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About VBI Vaccines Inc.

VBI is a development stage company dedicated to the innovative formulation, development and delivery of safe and effective vaccines that expand and enhance vaccine protection in both established and emerging markets. During the past year, VBI has focused on the development of its cytomegalovirus (“CMV”) vaccine candidate which targets pre-pregnant women. VBI has defined its clinical candidate and made significant progress on its planned manufacturing, analytical characterization and purification processes. In the coming year, VBI intends to leverage these manufacturing techniques with a manufacturer qualified as meeting the Good Manufacturing Practices (“GMP”) enforced by the US Food and Drug Administration (“FDA”) to prepare several batches of vaccine for a proposed toxicology trial, for a proposed clinical Phase I trial and for other regulatory purposes. VBI does not expect to advance its first product candidate into a Phase I clinical trial prior to the fourth quarter of 2015.

Our Principal Products

CMV Vaccine Candidate:

VBI is currently developing an experimental CMV vaccine using its eVLP vaccine platform. The vaccine is based on the CMV glycoprotein B (“gB”) antigen and is adjuvanted with aluminum phosphate.

The CMV vaccine has shown promise in early preclinical animal models, including rabbits and mice, with the ability to generate anti-CMV antibodies and CMV neutralizing responses in both fibroblasts and epithelial cells.

The vaccine is currently completing technology transfer for GMP manufacturing and/or out-licensing to Paragon Bioservices Inc. (“Paragon”), a third party GMP subcontract manufacturer.

eVLP Vaccine Platform:

On August 11, 2011, VBI Cda acquired the eVLP vaccine technology through the acquisition of ePixis SA, a French company. The eVLP vaccine technology allows for the expression of envelope glyco-proteins within a lipid-bilayer membrane of a virus like particle (“VLP”). The technology enables the synthetic manufacture of an “enveloped” virus like particle, or “eVLP”. Many viruses are “enveloped” in that they are surrounded by a lipid bilayer membrane. Such viruses display antigenic proteins in the surface of their “envelope” which can be targets for vaccine development. The ability to synthetically manufacture an ‘enveloped’ virus like particle is different from previously developed VLP technologies, which did not include the lipid bilayer membrane, and thus these technologies were unable to express antigenic proteins within an “envelope” as they occur in nature.

VBI expects it will develop additional vaccine targets based on this platform, either through a partnership, or internally.

LPV Vaccine Platform:

Vaccines are typically sensitive to fluctuations in temperature that can degrade, destroy or inactivate the potency of a vaccine and introduce safety risks. As a consequence, 90% of vaccines are transported through a “cold-chain” of temperature controlled environments, transportation and storage. VBI’s Lipid Particle Vaccine technology, or “LPV”, is a vaccine formulation technology that enables the thermostabilization of vaccines through a proprietary formulation and freeze-drying process. The technology is constituted by three lipids, monopalmitoylglycerol, dihexadecyl phosphate and cholesterol mixed in a proprietary ratio with vaccine antigen using a patented method. The resulting mixture is then lyophilized (freeze dried) and can be stored for extended periods of time outside of the cold-chain.

VBI is currently exploring this technology through partnerships with third-party collaborators.

In the normal course of our business, VBI assesses and considers potential acquisitions or collaboration opportunities to gain access to technologies or assets that are adjacent to our core competencies of immunology and formulation development.

Our Research and Development Efforts

VBI heavily invests in research and development (“R&D”). R&D expenses in 2014 were $3.2 million for the year ended December 31, 2014 and $1.4 million in 2013. All R&D was funded by equity, term loan or convertible note financings or government grants and refundable R&D tax credits. VBI’s most significant R&D expense has been, and is expected to continue to be related to our development of a CMV vaccine candidate and the related eVLP platform. Such R&D expenses are expected to increase significantly as the vaccine moves into the clinical development stage.

In 2014, VBI’s top R&D priority was the advancement of its CMV vaccine candidate into formal preclinical development and GMP manufacturing. VBI’s CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the National Research Council Canada in collaboration with VBI staff. Such processes and internal knowledge was transferred to VBI’s selected GMP manufacturer, Paragon, and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, VBI expects to be positioned to begin good laboratory practices (“GLP”) toxicology trials to confirm the safety of the CMV vaccine candidate in animals.

Following the completion of GLP toxicology trials, VBI will submit its Investigational New Drug Application (“IND”) to the FDA for review and consent to begin Phase I clinical trials. Phase I clinical trials are expected to include between 100 and 125 healthy adult volunteers and are expected to be completed during 2017. VBI expects the trial to be completed as a multi-center trial at locations in North America. Volunteers are expected to be healthy CMV-negative female and male adults who will be randomized across the experimental and control groups.

The clinical trial is expected to be approximately 20 months in duration.

The primary objectives or “endpoints” of the trial are safety and tolerability of the CMV vaccine candidate and secondary endpoints will include anti-CMV antibody binding titers and neutralizing antibody responses.

VBI expects to make additional R&D investments in its LPV platform.

Corporate Information

VBI’s headquarters are located at 222 Third Street, Suite 2241, Cambridge, MA, 02142. VBI Cda is the primary research facility of VBI, located in Ottawa, Ontario, Canada. Our telephone number at our headquarters is (617) 830-3031. Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.0001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “VBIV.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by VBI in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 230,000,000 shares of capital stock authorized under our amended and restated certificate of incorporation, consisting of 200,000,000 shares of common stock, $0.0001 par value, and 30,000,000 shares of preferred stock, $0.0001 par value.

As of April 16, 2015 we had 20,012,760 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VBIV”. On April 16, 2015, the last sale price of our common stock was $2.66 per share. The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 W. 37th St. Suite 601, New York, NY 10018, and its telephone number is (917) 746-4597.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 30,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have 2,996,482 shares of Series 1 Convertible Preferred Stock outstanding out of the 2,996,482 shares of Series 1 Convertible Preferred Stock authorized for issuance.

Each share of Series 1 Preferred Stock is convertible, at any time at the option of the holder thereof, into one share of Common Stock, subject to a 4.99% blocker provision (the “Conversion Limitation”). Except as otherwise required by law, each holder of the Series 1 Preferred Stock is entitled to vote on all matters submitted to shareholders of the Company and will be entitled to the number of votes for each share of Series 1 Preferred Stock equal to 41.66% of the number of shares of Common Stock such shares of Series 1 Preferred Stock are convertible into, but not in excess of the Conversion Limitation. Except as provided in the Certificate of Designation or as required by law, so long as any shares of Series 1 Preferred Stock remain outstanding, the Company will not, without the vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of the Series 1 Preferred Stock, take any action which would adversely and materially affect any of the rights or limitations of the Series 1 Preferred Stock.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of the remaining preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.  Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting.  Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our amended and restated bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may only be called by the board of directors or by any officer instructed by the board of directors to call the meeting or by stockholders owning not less than 75% of the voting stock of the Company.

Advance Notice.  Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●

enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Richardson & Patel, LLP, New York, NY.

EXPERTS

Peterson Sullivan LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Peterson Sullivan LLP’s report, given on their authority as experts in accounting and auditing.

The 2013 financial statements of Variation Biotechnologies (US) Inc. and subsidiaries (before the effects of the reverse merger (not separately presented herein)) have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference in this registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph  referring to the ability of Variation Biotechnologies (US) Inc. and subsidiaries to continue as a going concern). The adjustments to the 2013 financial statements that give effect to the reverse merger have been audited by Peterson Sullivan LLP.  The 2013 financial statements of Variation Biotechnologies (US) Inc. and subsidiaries have been incorporated in this registration statement in reliance upon the reports of Deloitte LLP and Peterson Sullivan LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.vbivaccines.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 20, 2015; and

●	Our Current Reports on Form 8-K filed with the SEC on April 6, 2015, April 9, 2015 and April 17, 2015.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142 Attn: Chief Financial Officer, (617) 830-3031 x123.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by VBI Vaccines Inc. in connection with the distribution of its securities being registered in this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$8,715
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15.     Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.     Exhibits.

a) Exhibits.

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
2.1	Agreement and Plan of Merger (1)
3.1	Amended and Restated Certificate of Incorporation of VBI Vaccines Inc. (2)
3.2	Certificate of Designation of Rights and Limitations of Series 1 Convertible Preferred Stock. (2)
3.3	Amended and Restated Bylaws of VBI Vaccines Inc. (3)
4.1	Form of common stock certificate. (4)
4.2	Form of Warrant and Warrant Agreement for Common Stock*
4.3	Form of Warrant and Warrant Agreement for Preferred Stock*
4.4	Form of Certificate of Designations, Rights and Preferences of Preferred Stock*
5.1	Opinion of Richardson & Patel, LLP. (4)
23.1	Consent of Peterson Sullivan LLP. (4)
23.2	Consent of Deloitte LLP. (4)
23.3	Consent of Richardson & Patel LLP (included in Exhibit 5.1). (4)
24.1	Power of Attorney (included on signature page of this Form S-3). (4)

*

To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

(1)	Incorporated by reference to Annex A to the registrant’s definitive proxy statement on Schedule 14A filed with the SEC on June 30, 2014.
(2)	Incorporated by reference to the Current Report on Form 8-K filed by the registrant with the SEC on July 28, 2014.
(3)	Incorporated by reference to the Annual Report on Form 10-K filed by the registrant with the SEC on March 20, 2015.
(4)	Filed herewith.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on April 17, 2015.

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Jeff R. Baxter, Chief Executive Officer
Principal Executive Officer

By:	/s/ Egidio Nascimento
Egidio Nascimento, Chief Financial Officer
Principal Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Jeff R. Baxter and Egidio Nascimento, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including any pre-effective or post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 17, 2015	/s/ Jeff R. Baxter
Jeff Baxter, Chief Executive Officer and
Director

Date: April 17, 2015	/s/ Egidio Nascimento
Egidio Nascimento , Chief Financial Officer

Date: April 17, 2015	/s/ Steven Gillis,
Steven Gillis,
Director

Date: April 17, 2015	/s/ Sam Chawla
Sam Chawla

Date: April 17, 2015	/s/ Trent D. Davis
Trent D. Davis
Director

Date: April 17, 2015	/s/ Michel De Wilde
Michel De Wilde
Director

Date: April 17, 2015	/s/ Michael Steinmetz
Michael Steinmetz
Director

Date: April 17, 2015	/s/ Alan P. Timmins
Alan P. Timmins
Director